SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

TRW INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Definitive Additional Materials filed herewith relate both to TRW’s Special Meeting of Shareholders scheduled for April 22, 2002 and to TRW’s Annual Meeting of Shareholders scheduled for April 24, 2002. TRW’s proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on Schedule 14A and TRW’s proxy statement for the Annual Meeting of Shareholders was filed on March 4, 2002 on Schedule 14A.

TRW Inc.
Executive Offices
1900 Richmond Road
Cleveland, OH 44124-3760

April 12, 2002

Dear TRW employee shareholder:

Success through people and technology. Perhaps more than anything else, this expression defines what is at the very heart of TRW. Throughout its 100-year history, our Company has believed the key to its strength is in the power of its people. And that power, when nurtured and harnessed, has helped TRW pioneer innovations that have transformed the world during the last century.

This month you will be asked once again to exercise your collective power. And there has never been more at stake.

Northrop Grumman is attempting a hostile takeover of your Company, and your vote will help determine the outcome of their efforts. After carefully and thoroughly reviewing their offer, your Board of Directors, with the advice of expert independent advisors, strongly recommends that you NOT tender your shares and vote AGAINST Northrop Grumman’s four proposals:

•	Vote AGAINST the Control Share Acquisition proposal.

•	Vote AGAINST giving access to non-public information about TRW.

•	Vote AGAINST establishing a committee of independent directors to evaluate Northrop Grumman’s offer.

•	Vote AGAINST Northrop Grumman’s attempt to cause the Board to facilitate its below-market offer.

The Northrop Grumman offer, we believe, does not begin to recognize our talents, our proud history, our extraordinary accomplishments, and — above all — our bright future.

The facts speak for themselves. Your Board has determined the Northrop Grumman tender offer is financially inadequate and grossly undervalues TRW’s businesses and opportunities. We already are implementing a strategic plan to unlock value and are on track to meet — or exceed — our 2002 earnings estimates. What’s more, TRW businesses are poised to realize tremendous opportunities in a rebounding economy. Why vote to share the benefits with Northrop Grumman shareholders?

Make no mistake. Your vote on this issue is critical and will affect TRW’s future like no other decision in the Company’s history.

We have always responded to the demands of changing times and controlled our own destiny. Now, more than ever, your support is needed so that we may continue operating in your best interest. Please vote AGAINST Northrop Grumman’s proposals.

Thank you for your confidence in us.

On behalf of your Board of Directors,

Philip A. Odeen
Chairman

Certain cautionary language relating to the benefits of the value enhancement plan and any forward-looking statements in this letter are contained in TRW’s April 2, 2002 Supplement to its Annual Meeting Proxy Statement.